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                                                                    EXHIBIT 3.30

                                  BY-LAW NO. I

                         A by-law relating generally to
                          the conduct of the affairs of

                             2913607 CANADA LIMITED

                                    CONTENTS

1.   Interpretation                         8.   Dividends
2.   Directors                              9.   Fiscal Year
3.   Meetings of Directors                 10.   Notices
4.   Remuneration and Protection           11.   Execution of Documents
5.   Officers                              12.   Effective Date
6.   Meetings of Shareholders
7.   Shares

                          BE IT ENACTED as a by-law of

      2913607 CANADA LIMITED                                 as follows,-

                                1. INTERPRETATION

      1.01 In this by-law and all other by-laws and resolutions of the Corporation, unless the context otherwise requires:

      (a) "Act" means the Canada Business Corporations Act as amended from time to time;

      (b) "articles" means the articles of incorporation of the Corporation as amended from time to time;

      (c)   "board" means the board of directors of the Corporation;

      (d) "by-laws" means all by-laws, including special by-laws, of the Corporation as amended from time to time;
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      (e)   "Corporation" means this Corporation;

      (f) "person" includes a body corporate, corporation, company, partnership, syndicate, trust and any number or aggregate of persons;

      (g) the singular includes the plural, and the plural includes the singular;

      (h)   the masculine gender includes the feminine and the neuter.

      1.02 All terms defined in the Act have the same meanings in the by-laws and resolutions of the Corporation.

                                  2. DIRECTORS

      2.01 Powers - Subject to any unanimous shareholder agreement, the business and affairs of the Corporation shall be managed by a board of 2 directors who may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation and are not by the by-laws or by statute expressly directed or required to be done by the Corporation at meetings of the shareholders.

      2.02 Resident Canadians - A majority of the directors and of any committee of the directors shall be resident Canadians as defined in the Act.

      2.03 Qualifications - Any person may be a director of the Corporation who is not disqualified by the Act.

      2.04 Election and Term - The election of directors shall take place at each annual meeting of shareholders and all the directors then in office shall retire at the close of the

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meeting but, if qualified, shall be eligible for re-election. If an election of directors is not held at the proper time, the directors shall continue in office until their successors are elected.

      2.05 Resignation - A director may resign from office upon giving notice thereof in writing to the Corporation and the resignation becomes effective at the time specified in the resignation or upon receipt by the Corporation, whichever is the later.

      2.06 Removal - Subject to section 104 of the Act, the shareholders may, by resolution passed by a majority of the votes cast at a special meeting of shareholders duly called for that purpose, remove any director before the expiration of his term of office and may, by a majority of votes cast at the meeting, elect any person in his stead for the remainder of his term.

      2.07 Vacation of Office - The office of a director is vacated if he dies or resigns his office, if he is removed from office by the shareholders, or if he ceases to have the necessary qualifications.

      2.08 Filling Vacancies - Where a vacancy occurs in the board, except a vacancy resulting from an increase in the number or minimum number of directors or from failure to elect the number or minimum number of directors required by the articles and a quorum of directors remains in office, the

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directors then in office (even though a majority of such directors are not resident Canadians) may appoint a person to fill the vacancy for the remainder of the term. If there is not then a quorum of directors, or if there has been a failure to elect the number or minimum number of directors required by the articles, the directors then in office shall forthwith call a special meeting of shareholders to fill the vacancy, and, if they fail to do so or if there are no directors then in office, the meeting may be called by any shareholder.

                            3. MEETINGS OF DIRECTORS

      3.01 Place of Meetings - Meetings of the board of directors may be held at the head office of the Corporation or at any other place in or outside Canada.

      3.02 Quorum - A majority of the number of directors required by the articles constitutes a quorum at any meeting of directors, and, notwithstanding any vacancy among the directors, a quorum of directors may exercise all the powers of the directors.

      3.03 Resident Canadians - Directors shall not transact business at a meeting of directors unless a majority of the directors present are resident Canadians.

      3.04 Notwithstanding Section 3.03, directors may transact business at a meeting of directors where a majority of resident Canadian directors is not present if,

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      (a)   A resident Canadian director who is unable to be present approves in writing or by telephone or other communications facilities the business transacted at the meeting; and

      (b) A majority of resident Canadian directors would have been present had the director been present at the meeting.

      3.05 Calling of Meetings - Meetings of the board shall be held from time to time at such place, at such time and on such day as the president or a vice-president who is a director or any two directors may determine, and the secretary shall call meetings when directed or authorized by the president or by a vice-president who is a director or by any two directors. Notice of every meeting so called shall be given to each director not less than 48 hours (excluding any part of a Sunday and of a holiday as defined by the Interpretation Act) before the time when the meeting is to be held, except that no notice of a meeting shall be necessary if all the directors are present or if those absent have waived notice of or otherwise signified their consent to the holding of such meeting. A notice of a meeting of directors shall specify any matter referred to in subsection 110(3) of the Act that is to be dealt with at the meeting but need not otherwise specify the purpose of the business to be transacted at the meeting.

      3.06 Regular Meetings - The board may appoint a day or days in any month or months for regular meetings at a place and hour to be named. A copy of any resolution of the board fixing the place and time of regular meetings of the board shall be sent to each director forthwith after being passed, but no other notice shall be required for any such regular meetings.

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      3.07 First Meeting of New Board - Each newly elected board may without notice hold its first meeting for the purpose of organization and the election and appointment of officers immediately following a meeting of shareholders at which such board is elected, provided that a quorum of directors is present.

      3.08 Votes to Govern - At all meetings of the board, every question shall be decided by a majority of the votes cast on the question.

      3.09 Disclosure of Interests in Contracts - Every director or officer of the Corporation who is a party to a material contract or proposed material contract with the Corporation, or is a director or officer or has a material interest in any Corporation which is a party to a material contract or proposed material contract with the Corporation shall disclose in writing to the Corporation or request to have entered in the minutes of a meeting of directors the nature and extent of his interest as required by section 115 of the Act.

      3.10 Waiver of Notice - A director may in any manner waive a notice of a meeting of directors; and attendance of a director at a meeting of directors is a waiver of notice of the meeting, except where a director attends a meeting for the express purpose of objecting to the transactions of any business on the grounds that the meeting is not lawfully called.

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      3.11 Participation by Telephone - A director may, if all the directors of the Corporation consent, participate in a meeting of directors or of a committee of directors by means of such telephone or other communications facilities as permits all persons participating at the meeting to hear each other, and a director participating in such a meeting is deemed to be present at the meeting.

      3.12 Adjournment - Notice of an adjourned meeting of directors is not required to be given if the time and place of the adjourned meeting is announced at the original meeting.

      3.13 Delegation - Directors may appoint from their number a managing director who is a resident Canadian or a committee of directors and delegate to such managing director or committee any of the powers of the directors. If the directors appoint a committee of directors, a majority of the members of the committee must be resident Canadians.

      3.14 Resolution in Lieu of Meeting - A resolution in writing, signed by all the directors entitled to vote on that resolution at a meeting of directors or committee of directors, is as valid as if it had been passed at a meeting of directors or committee of directors. A copy of every such resolution shall be kept with the minutes of the proceedings of the directors or committee of directors.

      3.15 One Director Meeting - If the Corporation has only one director, that director may constitute a meeting.

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                         4. REMUNERATION AND PROTECTION

      4.01 Remuneration - The directors shall be paid such remuneration as may from time to time be determined by the board. Such remuneration shall be in addition to any salary or professional fees payable to a director who serves the Corporation in any other capacity. In addition, directors shall be paid such sums in respect of their out-of-pocket expenses incurred in attending board, committee or shareholders meetings or otherwise in respect of the performance by them of their duties as the board may from time to time determine.

      4.02 Indemnity of Directors and Officers - Except as provided in Section 119 of the Act, every director and officer of the Corporation, every former director or officer of the Corporation or a person who acts or acted at the Corporation's request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor, and his heirs and legal representatives shall, from time to time, be indemnified and saved harmless by the Corporation from and against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of such corporation or body corporate if,

      (a) he acted honestly and in good faith with a view to the best interests of the Corporation; and

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      (b)   in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

                                   5. OFFICERS

      5.01 Election or Appointment - At the first meeting of the board after each election of directors, the board shall elect or appoint a president, and a secretary and if deemed advisable may appoint one or more vice-presidents, a general manager, a treasurer and such other officers as the board may determine including one or more assistants to any of the officers so appointed. None of the said officers, except the president need be a director or shareholder. Any two of the said offices may be held by the same person. If the same person holds the office of secretary and treasurer, he may, but need not, be known as the secretary-treasurer.

      5.02 Term, Remuneration and Removal - The terms of employment and remuneration of all officers elected or appointed by the board (including the president) shall be determined from time to time by resolution of the board. The fact that any office or employee is a director or shareholder of the Corporation shall not disqualify him from receiving such remuneration as may be determined. All officers, in the absence of agreement to the contrary, shall be subject to removal by resolution of the board at any time with or without cause.

      5.03 President - The President shall be the chief executive officer of the Corporation. He shall, if present, presi at all meetings of the shareholders and of the directors and shall

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be charged with the general supervision of the business and affairs of the
Corporation except the power to do anything referred to in subsection 110(3) of the Act. Except when the board has appointed a general manager or managing director, the President shall also have the powers and be charged with the duties of that office except the power to do anything referred to in subsection 110(3) of the Act.

      5.04 Vice-president - The vice-president, or if there are more than one, the vice-presidents in order of seniority (as determined by the board) shall be vested with all the powers and shall perform all the duties of the president in the absence or disability or refusal to act of the president, except that he shall not preside at meetings of the directors or shareholders unless he is qualified to attend meetings of directors or shareholders as the case may be. If a vice-president exercises any such duty or power, the absence or inability of the president shall be presumed with reference thereto. A vice-president shall also perform such duties and exercise such powers as the president may from time to time delegate to him or the board may prescribe.

      5.05 General Manager - The general manager, if one is appointed, shall have the general management and direction subject to the authority of the board and the supervision of the president, of the Corporation's business and affairs and the power to appoint and remove any and all officers, employees and agents of the Corporation not elected or appointed directly by

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the board and to settle the terms of their employment and remuneration but shall not have the power to do any of the things set forth in section 110 (3) of the Act. If and so long as the general manager is a director, he may but need not be known as the managing director.

      5.06 Secretary - The secretary shall attend all meetings of the directors, shareholders and committees of the board and shall enter or cause to be entered in books kept for that purpose minutes of all proceedings at such meetings; he shall give, or cause to be given, when instructed, notices required to be given to shareholders, directors, auditors and members of committees; he shall be the custodian of the stamp or mechanical device generally used for affixing the corporate seal of the Corporation and of all books, papers, records, documents and other instruments belonging to the Corporation; and he shall perform such other duties as may from time to time be prescribed by the board.

      5.07 Treasurer - The Treasurer shall keep, or cause to be kept proper accounting records as required by the Act; he shall deposit or cause to be deposited all monies received by the Corporation in the Corporation's bank account; he shall, under the direction of the board, supervise the safekeeping of securities and the disbursement of the funds of the Corporation; he shall render to the board, whenever required, an account of all his transactions as treasurer and of the financial position of the Corporation; and he shall perform such other duties as may from time to time be prescribed by the board.

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      5.08 Other Officers - The duties of all other officers of the Corporation shall be such as the terms of their engagement call for or the board requires of them. Any of the powers and duties of an officer to whom an assistant has been appointed may be exercised and performed by such assistant, unless the board otherwise directs.

      5.09 Variation of Duties - From time to time the board may vary, add to or limit the powers and duties of any officer or officers, but shall not delegate to any officer any of the powers set forth in subsection 110 (3) of the Act.

      5.10 Agents and Attorneys - The board shall have power from time to time to appoint agents or attorneys for the Corporation in or out of Ontario with such powers of management or otherwise (including the power to sub-delegate) as may be thought fit.

      5.11 Fidelity Bonds - The board may require such officers, employees and agents of the Corporation as it deems advisable to furnish bonds for the faithful performance of their duties, in such form and with such surety as the board may from time to time prescribe.

                           6. MEETINGS OF SHAREHOLDERS

      6.01 Annual Meetings - The annual meeting of shareholders of the Corporation shall be held at such time and on such day in each year as the board may from time to time determine, for the purpose of receiving the reports and statements

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required by the Act to be laid before the annual meeting, electing directors, appointing auditors and fixing their remuneration, and for the transaction of such other business as may properly be brought before the meeting.

      6.02 Special Meetings - The directors may at any time call a special meeting of shareholders, for the transaction of any business which may properly be brought before such a meeting of shareholders. All business transacted at an annual meeting of shareholders, except consideration of the financial statements, auditors report, election of directors and re-appointment of the incumbent auditor, is deemed to be special business.

      6.03 Place of Meetings - Meetings of shareholders shall be held at the head office of the Corporation, or at such other place within Canada as the directors from time to time determine.

      6.04 Notice of Meetings - Notice of the time and place of each meeting of shareholders shall be sent not less than 21 days and not more than 50 days before the date of the meeting to the auditor of the Corporation, to each director, and to each person whose name appears on the records of the Corporation at the close of business on the day next preceding the giving of the notice as a shareholder entitled to vote at the meeting. Notice of a special meeting of shareholders shall state,

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      (a)   the nature of the business to be transacted at the meeting in sufficient detail to permit the shareholders to form a reasoned judgment thereon; and

      (b)   the text of any special resolution to be submitted to the meeting.

      6.05 Persons Entitled to be Present - The only persons entitled to attend a meeting of shareholders shall be those entitled to vote thereat, the directors and the auditor of the Corporation and others who although not entitled to vote are entitled or required under any provision of the Act or by-laws of the Corporation to be present at the meeting. Any other person may be admitted only on the invitation of the chairman of the meeting or with the consent of the meeting.

      6.06 Quorum - The holders of a majority of the shares entitled to vote at a meeting of shareholders present in person or by proxy constitutes a quorum for the transaction of business at any meeting of shareholders.

      6.07 One Shareholder Meeting - If the Corporation has only one shareholder, or only one holder of any class or series of shares, the shareholder present in person or by proxy constitutes a meeting.

      6.08 Right to Vote - At any meeting of shareholders, unless the articles otherwise provide, each share of the Corporation entitles the holder thereof to one vote at a meeting of shareholders.

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      6.09 Joint Shareholders - Where two or more persons hold the same share or shares jointly, any one of such persons present at a meeting of shareholders may in the absence of the others vote the shares but, if two or more of such persons who are present in person or by proxy, vote, they shall vote as one on the shares jointly held by them.

      6.10 Proxies - Every shareholder entitled to vote at a meeting of shareholders may by means of a proxy appoint a proxyholder or one or more alternate proxyholders who are not required to be shareholders to attend and act at the meeting in the manner and to the extent authorized by the proxy and with the authority conferred by the proxy. A proxy shall be in writing and executed by the shareholder or by his attorney authorized in writing. Subject to the requirements of the Act, the instrument may be in such form as the directors from time to time prescribe or in such other form as the chairman of the meeting may accept as sufficient. It shall be deposited with the secretary of the meeting before any vote is taken under its authority, or at such earlier time and in such manner as the board may prescribe.

      6.11 Scrutineers - At each meeting of shareholders one or more scrutineers may be appointed by a resolution of the meeting or by the chairman with the consent of the meeting to serve at the meeting. Such scrutineers need not be shareholders of the Corporation.

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      6.12 Votes to Govern - Unless otherwise required by the Act, or the articles or by-laws of the Corporation, all questions proposed for the consideration of the shareholders at a meeting shall be decided by a majority of the votes cast thereon.

      6.13 Show of Hands - At all meetings of shareholders every question shall be decided by a show of hands unless a ballot thereon be required by the chairman or be demanded by a shareholder or proxyholder present and entitled to vote. Upon a show of hands every person present and entitled to vote, has one vote regardless of the number of shares he represents. After a show of hands has been taken upon any question, the chairman may require or any shareholder or proxyholder present and entitled to vote may demand a ballot thereon. Whenever a vote by show of hands shall have been taken upon a question unless a ballot thereon be so required or demanded a declaration by the chairman that the vote upon the question has been carried or carried by a particular majority or not carried and an entry to that effect in the minutes of the meeting shall be prima facie evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against the question. The result of the vote so taken and declared shall be the decision of the Corporation on the question. A demand for a ballot may be withdrawn at any time prior to the taking of the ballot.

      6.14 Ballots - If a ballot is required by the chairman of the meeting or is demanded and the demand is not withdrawn, a ballot upon the question shall be taken in such manner as the chairman of the meeting directs.

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      6.15 Adjournment - The chairman of a meeting of shareholders may, with the consent of the meeting and subject to such conditions as the meeting may decide, adjourn the meeting from time to time and from place to place.

                                    7. SHARES

      7.01 issue - Shares in the Corporation may be issued at such times, to such person or persons or class of persons as the directors may determine.

      7.02 Share Certificates - Every holder of one or more shares of the Corporation is entitled, without payment, to a share certificate showing the number and class of shares held by him as shown on the records of the Corporation. Share certificates shall be in such form or forms as the board from time to time approves. unless otherwise ordered by the directors, they shall be signed by the president or a vice-president and by the secretary or an assistant secretary and need not be under the corporate seal; provided that certificates representing shares in respect of which a transfer agent or registrar has been appointed shall not be valid unless countersigned by or on behalf of such transfer agent or registrar. If authorized by resolution of the directors, the corporate seal of the Corporation and the signature of one of the signing officers, or in the case of share certificates representing shares in respect of which a transfer agent or registrar has been appointed, the signatures of both signing officers may be printed or otherwise mechanically reproduced upon share certificates.

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      7.03 Replacement of Share Certificates - The directors may by resolution prescribe, either generally or in a particular case, the conditions upon which a new share certificate may be issued to replace a share certificate which has been defaced, lost, stolen or destroyed.

      7.04 Securities Records - The directors may from time to time appoint an agent to maintain the central securities register for the shares of the Corporation and if deemed advisable one or more branch securities registers.

                                  8. DIVIDENDS

      8.01 Declaration - Subject to the Act and articles, the directors may from time to time declare dividends payable to the shareholders according to their respective rights in the Corporation. Such a dividend may be paid in money or property or by issuing fully paid shares of the Corporation.

      8.02 Payment - A dividend payable in cash shall be paid by cheque drawn on the Corporation's bankers or one of them to the order of each registered holder of shares of the class in respect of which it has been declared, and mailed by ordinary mail postage prepaid to such registered holder at his last address appearing on the records of the Corporation. In the case of joint holders the cheque shall, unless such Joint holders otherwise direct, be made payable to the order of all of such joint holders and if more than one address appears on the books of the Corporation in respect of such joint holding

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the cheque shall be mailed to the first address so appearing. The mailing of such cheque as aforesaid shall satisfy and discharge all liability for the dividend to the extent of the sum represented thereby, unless such cheque be not paid on presentation.

      8.03 Non-Receipt of Cheque - In the event of the non-receipt of any cheque for a dividend by the person to whom it is so sent as aforesaid, the Corporation on proof of such non-receipt and upon satisfactory indemnity being given to it shall issue to such person a replacement cheque for a like amount.

      8.04 Purchase of Business as of Past Date - Where any business is purchased by the Corporation as from a past date (whether such date be before or after the incorporation of the Corporation) upon terms that the Corporation shall as from that date take the profits and bear the losses of the business, such profits or losses as the case may be shall, at the discretion of the directors be credited or debited wholly or in part to revenue account, and in that case the amount so credited or debited shall, for the purpose of ascertaining the fund available for dividends, be treated as a profit or loss arising from the business of the Corporation.

                                 9. FISCAL YEAR

      9.01 Fiscal Year - The financial or fiscal year of the Corporation shall end on the 30th day of April in each year.

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                                  10. NOTICES

      10.01 Method of Giving - Any notice, communication or other document to be given by the Corporation to a shareholder, director, officer, or auditor of the Corporation under any provision of the articles or by-laws shall be sufficiently given if delivered personally to the person to whom it is to be given, or if delivered to his last address as shown on the records of the Corporation, or if mailed by prepaid post in a sealed envelope addressed to him at his last address shown on the records of the Corporation or if telegraphed. The secretary may change the address on the records of the Corporation of any shareholder in accordance with any information believed by him to be reliable. A notice, communication or document so delivered shall be deemed to have been given when it is delivered personally or at the address aforesaid; a notice, communication or document so mailed shall be deemed to have been given when it is deposited in a post office or public letter box; and a telegraphed notice shall be deemed to have been given when it is delivered to the appropriate communication company or agency or its representative for dispatch.

      10.02 Computation of Time - In computing the date when notice must be given under any provision of the articles or by-laws requiring a specified number of days' notice of any meeting or other event, the date of giving the notice shall, unless otherwise provided, be included.

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      10.03 Omissions and Errors - The accidental omission to give any notice to any shareholder, director, officer or auditor or the non-receipt of any notice by any shareholder, director, officer or auditor or any error in any notice not affecting the substance thereof shall not invalidate any action taken at any meeting held pursuant to such notice or otherwise founded thereon.

      10.04 Notice to Joint Shareholders - All notices with respect to any shares registered in more than one name may if more than one address appears on the records of the Corporation in respect of such joint holding, be given to such joint shareholders at the first address so appearing, and notice so given shall be sufficient notice to all the holders of such shares.

      10.05 Persons Entitled By Death or Operation of Law - Every person who by operation of law, by transfer or the death of a shareholder or otherwise becomes entitled to shares, is bound by every notice in respect of such shares which has been duly given to the registered holder of such shares prior to his name and address being entered on the records of the Corporation.

      10.06 Waiver of Notice - Any shareholder (or his duly appointed proxy) director, officer or auditor may waive any notice required to be given under the articles or

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                                     - 22 -

by-laws of the Corporation and such waiver, whether given before or after the meeting or other event of which notice is required to be given shall cure any default in the giving of such notice.

      10.07 Signatures to Notices - The signatures to any notice to be given by the Corporation may be written, stamped, typewritten or printed or partly written, stamped, typewritten or printed.

                           11. EXECUTION OF DOCUMENTS

      11.01 Signing Officers - Deeds, transfers, assignments, contracts and obligations of the Corporation may be signed by the president or a vice-president or a director together with the secretary or treasurer or an assistant secretary or assistant treasurer or another director. Notwithstanding this, the board may at any time and from time to time direct the manner in which and the person or persons by whom any particular deed, transfer, contract or obligation or any class of deeds, transfers, contracts or obligations may be signed.

      11.02 Seal - Any person authorized to sign any document may affix the corporate seal thereto.

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                               12. EFFECTIVE DATE

      12.01 This by-law comes into force upon confirmation by the Shareholders of the Corporation in accordance with the Act.

                      ENACTED this 19th day of April, 1993.

/s/ Ronald Parent                       /s/ Wendy Parent
--------------------------------        ----------------------------------------
President - Ronald Parent               Secretary-Treasurer - Wendy Parent

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                                     - 24 -

      The foregoing by-law is hereby passed by the Directors of the Corporation pursuant to the Canada Business Corporations Act, as evidenced by the respective signatures hereto of all the Directors.

      DATED this 19th day of April, 1993.

                                        /s/ Ronald Parent
                                        ----------------------------------------
                                        Ronald Parent

                                        /s/ Wendy Parent
                                        ----------------------------------------
                                        Wendy Parent

      The foregoing by-law is hereby confirmed by the Shareholders of the Corporation pursuant to the Canada Business Corporations Act, as evidenced by the respective signatures hereto of all the Shareholders.

      DATED this 19th day of April, 1993.

                                        528650 ONTARIO LIMITED

                                        Per: /s/ Ronald Parent/Wendy Parent
                                             -----------------------------------

                                        /s/ Ronald Parent
                                        ----------------------------------------
                                        Ronald Parent

                                        /s/ Wendy Parent
                                        ----------------------------------------
                                        Wendy Parent

                                  BY-LAW NO. 2

      Being a by-law respecting the borrowing of money, the issuing of securities and the securing of liabilities by

                             2913607 CANADA LIMITED

      BE IT ENACTED as a by-law of 2913607 CANADA LIMITED (hereinafter referred to as the "Corporation") as follows:

1. Without limiting the borrowing powers of the Corporation as set forth in the Act, but subject to the Articles and any unanimous shareholders agreement, the Board may from time to time on behalf of the Corporation, without authorization of the Shareholders:

      (a) borrow money upon the credit of the Corporation;

      (b) issue, reissue, sell or pledge bonds, debentures, notes or other evidences of indebtedness or guarantee of the Corporation, whether secured or unsecured;

      (c) to the extent permitted by the Act, give a guarantee on behalf of the Corporation to secure performance of any present or future indebtedness, liability or obligation of any person; and

      (d) mortgage, hypothecate, pledge or otherwise create a security interest in all or any currently owned or subsequently acquired real or personal, movable or immovable, property of the Corporation including book debts, rights, powers, franchisee and undertakings, to secure any such bonds, debentures, notes or other evidences of indebtedness or guarantee or any other present or future Indebtedness, liability or obligation of the Corporation.

      Nothing in this section limits or restricts the borrowing of money by the Corporation on bills of exchange or promissory notes made, drawn, accepted or endorsed by or on behalf of the Corporation.

2. The Board may from time to time delegate to a committee of the Board, a Director or an Officer of the Corporation or any other person as may be designated by the Board all or any of the powers conferred on the Board by
Section 1 above or by the Act to such extent and in such manner as the Board may determine at the time of such delegation.

      ENACTED by the Board this 19th day of April, 1993.

/s/ Ronald Parent                       /s/ Wendy Parent
--------------------------------        ----------------------------------------
President - Ronald Parent               Secretary-Treasurer - Wendy Parent

      The foregoing by-law is hereby passed by the Directors of the Corporation pursuant to the Canada Business Corporations Act, as evidenced by the respective signatures hereto of all the Directors.

      DATED this 19th day of April, 1993.

                                        /s/ Ronald Parent
                                        ----------------------------------------
                                        Ronald Parent

                                        /s/ Wendy Parent
                                        ----------------------------------------
                                        Wendy Parent

      The foregoing by-law is hereby confirmed by the Shareholders of the Corporation pursuant to the Canada Business Corporations Act, as evidenced by the respective signatures hereto of all the Shareholders.

      DATED this 19th day of April, 1993.

                                        528650 ONTARIO LIMITED

                                        Per: /s/ Ronald Parent/Wendy Parent
                                             -----------------------------------

                                        /s/ Ronald Parent
                                        ----------------------------------------
                                        Ronald Parent

                                        /s/ Wendy Parent
                                        ----------------------------------------
                                        Wendy Parent

                                  BY-LAW NO. 3

                     being a by-law to amend By-law No. 1 of

                             2913607 CANADA LIMITED

      BE IT ENACTED as a by-law of 2913607 CANADA LIMITED (hereinafter referred to as the "Corporation") as follows;

1.    By-law No. 1 of the Corporation is hereby amended as follows:

      (a) by deleting the provision in Section 2.01 and substituting therefor the following:

            "2.01 Powers - Subject to any unanimous shareholder agreement, the board shall manage the business and affairs of the Corporation. Until changed in accordance with the Act, the board shall consist of such number of directors not greater than 5 nor less than 1 as the board may from time to time determine."

      (b)   by deleting the following sentence from Section 5.01:

            "None of the said officers, except the president need be a director or shareholder."

      The foregoing By-law No. 3 is passed as evidenced by the signatures of all the directors of the Corporation pursuant to the provisions of the Canada Business Corporations Act.

      DATED as of the 5th day of October, 2000.

                                        /s/ Edward J. Kowal
                                        ----------------------------------------
                                        Edward J. Kowal

/s/ Jerry Lirette                       /s/ Cyril McGrath
---------------------------------       ----------------------------------------
Jerry Lirette                           Cyril McGrath

      The foregoing By-law No. 3 is hereby confirmed as evidenced by the signatures of all the shareholders of the Corporation entitled to vote pursuant to the provisions of the Canada Business o Corporations Act.

      DATED December 10, 2001.

528650 ONTARIO LIMITED                  D-M-E OF CANADA LIMITED

By: /s/ Jerry R. Lirette                By: /s/ Jerry R. Lirette
    -----------------------------           ------------------------------------
    Name:  Jerry R. Lirette                 Name:  Jerry R. Lirette
    Title: President                        Title: President

By: /s/ Andrew J. Murany                By: /s/ Andrew J. Murany
    -----------------------------           ------------------------------------
    Name:  Andrew J. Murany                 Name:  Andrew J. Murany
    Title: Treasurer                        Title: Vice President and Treasurer